Exhibit 99.1

RE: MHI Hospitality Corporation

4801 Courthouse Street, Suite 201

Williamsburg, VA 23188

(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser Chief Financial Officer (301) 220-5400	Vicki Baker General Information (703) 796-1798

FOR IMMEDIATE RELEASE

WEDNESDAY, OCTOBER 31, 2007

MHI HOSPITALITY CORPORATION CLOSES

ACQUISITION OF FORMER TAMPA CLARION HOTEL

Williamsburg, VA – October 31, 2007 – MHI Hospitality Corporation (AMEX: MDH) announced today that the Company has completed the acquisition of the 250-room former Clarion Hotel in Tampa, Florida for $13.5 million, or $54,000 per room. The hotel is situated on 3.82 acres in Tampa’s Westshore Corridor, the city’s corporate, entertainment, restaurant and shopping district, and is within two miles of Tampa International Airport. The asset features 10,000 square feet of meeting space, a full service restaurant, outdoor pool and approximately 250 surface parking spaces.

To facilitate acquisition closing, the Company accessed the purchase price of approximately $13.5 million from its line of credit. Consistent with the Company’s portfolio repositioning strategy, MHI Hospitality will rebrand the hotel and commence a $20.0 million capital improvement program with major physical renovations to be completed by the first quarter of 2009. The hotel will remain closed until major renovations are complete.

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, stated, “We are very pleased to finalize the acquisition of this well-located Gulf coast asset. With its scale and amenities the property is an excellent portfolio fit. The acquisition also extends our footprint in the dynamic Florida market.”

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the

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MHI Hospitality Corporation

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Mid-Atlantic, Midwest and Southeastern United States. Currently, the company’s portfolio consists of eight properties comprising 1,973 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the Company has a 25 percent interest in the Crowne Plaza Resort Hollywood Beach and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Economic conditions generally and the real estate market specifically, management and performance of the Company’s hotels, plans for hotel renovations, financing plans, supply and demand for hotel rooms in the Company’s current and proposed market areas, the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations, legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts and competition, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.